                    AMENDMENT NO. 14 TO MANAGEMENT AGREEMENT

     This Amendment No. 14 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1, 2005,
April 30, 2005, July 1, 2005 September 30, 2005 and November 1, 2005 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of December, 2005.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to change the Manager's fee with respect to the Portfolios listed below to the following:

                Portfolio                 Percentage of average daily net assets
----------------------------------------  --------------------------------------
Harris Oakmark International Portfolio    0.85% of first $100 million of such
                                          assets, plus 0.80% of such assets over
                                          $100 million up to $1 billion plus
                                          0.75% of such assets over $1 billion.

Met/Putnam Capital Opportunities          0.85% of first $200 million of such
Portfolio                                 assets, plus 0.80% of such assets over
                                          $200 million.

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of December, 2005.

                                        MET INVESTORS SERIES TRUST


                                        By: /s/ Elizabeth M. Forget
                                            ------------------------------------
                                            Name: Elizabeth M. Forget
                                            Title: President


                                        MET INVESTORS ADVISORY LLC


                                        By: /s/ Elizabeth M. Forget
                                            ------------------------------------
                                            Name: Elizabeth M. Forget
                                            Title: President